Exhibit 5.1

May 7, 2007

Board of Directors

Kelly Services, Inc.

999 West Big Beaver Road

Troy, Michigan 48084

Re:    Resale Offering of Class A Common Stock of Kelly Services, Inc.

Ladies and Gentlemen:

We have acted as counsel for Kelly Services, Inc., a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by certain selling stockholders (collectively, the “Selling Stockholders”) of up to 5,232,500 shares (the “Securities”) of the Company’s Class A Common Stock, par value $1.00 per share (the “Stock”), pursuant to the Registration Statement on Form S-3ASR (Registration Number 333-140196) filed by the Company with the Securities and Exchange Commission (the “Commission”) on January 25, 2007 (the “Registration Statement”).

In reaching the opinions set forth in this letter, we have reviewed copies of the Registration Statement, the Prospectus included therein, the Prospectus Supplement filed by the Company with the Commission on April 27, 2007, the Underwriting Agreement dated as of May 7, 2007 between and among the Company, Goldman, Sachs & Co., as representative of the underwriters named therein, and the Selling Stockholders, and such other agreements, certificates of public officials and officers of the Company, records, documents and matters of law that we have deemed relevant. As to questions of fact material to our opinions, we have, where relevant facts were not independently verified or established, relied upon the representations and warranties made by the Company in the Underwriting Agreement and certificates of officers of the Company. In reaching the opinions set forth herein, we have relied only upon our examination of the foregoing documents and certificates and we have made no independent verification of the factual matters set forth in such documents or certificates.

Based on and subject to the foregoing and subject to the further qualifications hereinafter stated, we are of the opinion that the Securities have been validly issued and are fully-paid and nonassessable.

We express no opinion herein as to the effect or applicability of the laws of any jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.